Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Second Quarter 2021

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Earnings Summary
Interest income - taxable equivalent	$1,018	$1,024	$1,072	$1,071	$1,076
Interest expense - taxable equivalent	43	46	55	71	91
Net interest income - taxable equivalent	975	978	1,017	1,000	985
Less: Taxable-equivalent adjustment	12	11	11	12	13
Net interest income	963	967	1,006	988	972
Provision for (benefit from) credit losses	(337)	(142)	(38)	113	882
Net interest income after provision for (benefit from) credit losses	1,300	1,109	1,044	875	90
Non-interest income	619	641	680	655	573
Non-interest expense	898	928	987	896	924
Income (loss) before income taxes	1,021	822	737	634	(261)
Income tax expense (benefit)	231	180	121	104	(47)
Net income (loss)	$790	$642	$616	$530	$(214)
Net income (loss) available to common shareholders	$748	$614	$588	$501	$(237)

Earnings (loss) per common share - basic	0.78	0.64	0.61	0.52	(0.25)
Earnings (loss) per common share - diluted	0.77	0.63	0.61	0.52	(0.25)

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$84,074	$84,755	$85,266	$88,359	$90,548
Allowance for credit losses	(1,684)	(2,068)	(2,293)	(2,425)	(2,425)
Assets	155,610	153,331	147,389	145,180	144,070
Deposits	131,484	129,602	122,479	118,445	116,779
Long-term borrowings - Federal Home Loan Bank advances	—	—	—	—	401
Long-term borrowings - Other	2,870	2,916	3,569	4,919	6,007
Shareholders' equity	18,252	17,862	18,111	17,904	17,602
Average balances
Loans, net of unearned income	$84,551	$84,755	$86,664	$89,370	$91,964
Assets	154,678	146,554	144,819	142,845	139,820
Deposits	131,132	122,937	119,767	116,656	110,921
Long-term borrowings - Federal Home Loan Bank advances	—	—	—	392	1,266
Long-term borrowings - Other	2,901	3,192	4,634	5,437	6,301
Shareholders' equity	18,000	18,038	17,915	17,759	17,384

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Return on average assets* (1)	2.05%	1.78%	1.69%	1.48%	(0.61)%
Return on average common shareholders' equity*	18.35%	15.20%	14.37%	12.38%	(5.96)%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	26.91%	22.28%	21.15%	18.32%	(8.90)%
Efficiency ratio	56.4%	57.3%	58.1%	54.1%	59.4%
Adjusted efficiency ratio (non-GAAP) (2)	56.9%	56.8%	55.8%	55.3%	57.7%
Common book value per share	$17.38	$16.87	$17.13	$16.92	$16.61
Tangible common book value per share (non-GAAP) (2)	$11.94	$11.46	$11.71	$11.49	$11.16
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	7.58%	7.43%	7.91%	7.88%	7.72%
Common equity (3)	$11,190	$10,952	$10,525	$10,092	$9,716
Total risk-weighted assets (3)	$107,947	$106,261	$106,943	$108,285	$109,539
Common equity Tier 1 ratio (3)	10.4%	10.3%	9.8%	9.3%	8.9%
Tier 1 capital ratio (3)	11.9%	11.9%	11.4%	10.8%	10.4%
Total risk-based capital ratio (3)	13.9%	14.0%	13.6%	13.0%	12.6%
Leverage ratio (3)	8.6%	8.9%	8.7%	8.5%	8.4%
Effective tax rate	22.6%	21.9%	16.5%	16.5%	18.3%
Allowance for credit losses as a percentage of loans, net of unearned income	2.00%	2.44%	2.69%	2.74%	2.68%
Allowance for credit losses as a percentage of loans excluding PPP, net of unearned income (non-GAAP)(2)	2.07%	2.57%	2.81%	2.90%	2.82%
Allowance for credit losses to non-performing loans, excluding loans held for sale	253%	280%	308%	316%	395%
Net interest margin (FTE)*	2.81%	3.02%	3.13%	3.13%	3.19%
Adjusted net interest margin (FTE) (non-GAAP) (2) *	3.31%	3.40%	3.40%	3.41%	3.36%
Loans, net of unearned income, to total deposits	63.9%	65.4%	69.6%	74.6%	77.5%
Net charge-offs as a percentage of average loans*	0.23%	0.40%	0.43%	0.50%	0.80%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.79%	0.87%	0.87%	0.87%	0.68%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.93%	0.90%	0.91%	0.90%	0.74%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (4)	1.09%	1.09%	1.10%	1.08%	0.91%
Associate headcount—full-time equivalent (5)	18,814	18,926	19,406	19,766	20,073
ATMs	2,051	2,101	2,083	2,058	2,038
Branch Statistics
Full service	1,280	1,332	1,333	1,334	1,340
Drive-through/transaction service only	33	34	36	47	51
Total branch outlets	1,313	1,366	1,369	1,381	1,391
*Annualized
(1)Calculated by dividing net income by consolidated average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures on pages 6, 7, 11, 12, 13, 15, 19, 21, 22, 23 and 26
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(5)Associate headcount for the second quarter of 2020 includes 463 associates from the Ascentium acquisition.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Interest income on:
Loans, including fees	$849	$854	$906	$903	$898
Debt securities	131	133	136	140	148
Loans held for sale	12	12	9	8	6
Other earning assets	14	14	10	8	11
Total interest income	1,006	1,013	1,061	1,059	1,063
Interest expense on:
Deposits	17	19	24	32	40
Short-term borrowings	—	—	—	—	2
Long-term borrowings	26	27	31	39	49
Total interest expense	43	46	55	71	91
Net interest income	963	967	1,006	988	972
Provision for (benefit from) credit losses	(337)	(142)	(38)	113	882
Net interest income after provision for (benefit from) credit losses	1,300	1,109	1,044	875	90
Non-interest income:
Service charges on deposit accounts	163	157	160	152	131
Card and ATM fees	128	115	117	115	101
Wealth management income	96	91	89	85	79
Capital markets income	61	100	110	61	95
Mortgage income	53	90	75	108	82
Securities gains (losses), net	1	1	—	3	1
Other	117	87	129	131	84
Total non-interest income	619	641	680	655	573
Non-interest expense:
Salaries and employee benefits	532	546	581	525	527
Net occupancy expense	75	77	78	80	76
Equipment and software expense	89	90	90	89	86
Other	202	215	238	202	235
Total non-interest expense	898	928	987	896	924
Income (loss) before income taxes	1,021	822	737	634	(261)
Income tax expense (benefit)	231	180	121	104	(47)
Net income (loss)	$790	$642	$616	$530	$(214)
Net income (loss) available to common shareholders	$748	$614	$588	$501	$(237)
Weighted-average shares outstanding—during quarter:
Basic	958	961	960	960	960
Diluted	965	968	965	962	960
Actual shares outstanding—end of quarter	955	961	960	960	960
Earnings (loss) per common share: (1)
Basic	$0.78	$0.64	$0.61	$0.52	$(0.25)
Diluted	$0.77	$0.63	$0.61	$0.52	$(0.25)
Taxable-equivalent net interest income	$975	$978	$1,017	$1,000	$985
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Consolidated Statements of Operations (continued) (unaudited)

	Six Months Ended June 30
($ amounts in millions, except per share data)	2021	2020
Interest income on:
Loans, including fees	$1,703	$1,801
Debt securities	264	306
Loans held for sale	24	11
Other earning assets	28	24
Total interest income	2,019	2,142
Interest expense on:
Deposits	36	124
Short-term borrowings	—	10
Long-term borrowings	53	108
Total interest expense	89	242
Net interest income	1,930	1,900
Provision for (benefit from) credit losses	(479)	1,255
Net interest income after provision for (benefit from) credit losses	2,409	645
Non-interest income:
Service charges on deposit accounts	320	309
Card and ATM fees	243	206
Wealth management income	187	163
Capital markets income	161	104
Mortgage income	143	150
Securities gains (losses), net	2	1
Other	204	125
Total non-interest income	1,260	1,058
Non-interest expense:
Salaries and employee benefits	1,078	994
Net occupancy expense	152	155
Equipment and software expense	179	169
Other	417	442
Total non-interest expense	1,826	1,760
Income before income taxes	1,843	(57)
Income tax expense (benefit)	411	(5)
Net income (loss)	$1,432	$(52)
Net income (loss) available to common shareholders	$1,362	$(98)
Weighted-average shares outstanding—during year:
Basic	959	958
Diluted	967	958
Actual shares outstanding—end of period	955	960
Earnings (loss) per common share:
Basic	$1.42	$(0.10)
Diluted	$1.41	$(0.10)
Taxable-equivalent net interest income	$1,953	$1,925

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	6/30/2021			3/31/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$9	$—	0.13%	$—	$—	—%
Debt securities (1)	28,633	131	1.83	27,180	$133	1.96
Loans held for sale	1,382	12	3.36	1,603	12	3.10
Loans, net of unearned income:
Commercial and industrial	43,140	467	4.32	42,816	459	4.33
Commercial real estate mortgage—owner-occupied	5,358	60	4.42	5,375	60	4.48
Commercial real estate construction—owner-occupied	276	3	4.05	303	3	3.89
Commercial investor real estate mortgage	5,521	30	2.19	5,375	30	2.22
Commercial investor real estate construction	1,761	12	2.73	1,847	13	2.75
Residential first mortgage	16,795	134	3.19	16,606	134	3.23
Home equity	6,774	60	3.52	7,085	62	3.55
Indirect—vehicles	690	5	3.09	850	7	3.24
Indirect—other consumer	2,174	39	7.27	2,352	44	7.51
Consumer credit card	1,108	33	12.13	1,151	35	12.19
Other consumer	954	18	7.32	995	18	7.43
Total loans, net of unearned income	84,551	861	4.07	84,755	865	4.11
Interest bearing deposits in other banks	23,337	7	0.11	16,509	4	0.10
Other earning assets	1,297	7	2.20	1,279	10	3.27
Total earning assets	139,209	1,018	2.92	131,326	1,024	3.14
Unrealized gains/(losses) on debt securities available for sale, net (1)	627			867
Allowance for loan losses	(1,896)			(2,139)
Cash and due from banks	2,094			1,931
Other non-earning assets	14,644			14,569
	$154,678			$146,554
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$13,914	5	0.14	$12,340	5	0.15
Interest-bearing checking	25,044	2	0.03	24,171	2	0.04
Money market	30,762	2	0.03	29,425	3	0.04
Time deposits	4,813	8	0.64	5,158	9	0.74
Other deposits	4	—	0.55	4	—	1.81
Total interest-bearing deposits (2)	74,537	17	0.09	71,098	19	0.11
Long-term borrowings	2,901	26	3.59	3,192	27	3.42
Total interest-bearing liabilities	77,438	43	0.22	74,290	46	0.25
Non-interest-bearing deposits (2)	56,595	—	—	51,839	—	—
Total funding sources	134,033	43	0.13	126,129	46	0.15
Net interest spread (1)			2.70			2.89
Other liabilities	2,645			2,387
Shareholders’ equity	18,000			18,038
	$154,678			$146,554
Net interest income /margin FTE basis (1)		$975	2.81%		$978	3.02%
_______
(1) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(2) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.05% for the quarter ended June 30, 2021 and 0.06% for the quarter ended March 31, 2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	12/31/2020			9/30/2020			6/30/2020
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Debt securities (1)	$26,779	$136	2.02%	$24,950	$140	2.24%	$23,828	$148	2.49%
Loans held for sale	1,253	9	2.62	1,147	8	2.89	807	6	3.06
Loans, net of unearned income:
Commercial and industrial	43,889	491	4.44	46,405	474	4.05	49,296	461	3.74
Commercial real estate mortgage—owner-occupied	5,405	62	4.49	5,498	63	4.50	5,492	61	4.41
Commercial real estate construction—owner-occupied	303	3	3.95	318	3	4.04	312	3	4.20
Commercial investor real estate mortgage	5,549	32	2.22	5,324	31	2.27	5,150	33	2.53
Commercial investor real estate construction	1,899	13	2.82	1,974	15	2.87	1,869	15	3.30
Residential first mortgage	16,433	135	3.30	15,786	135	3.41	14,884	130	3.50
Home equity	7,411	67	3.61	7,727	70	3.59	8,042	73	3.65
Indirect—vehicles	1,023	8	3.22	1,223	10	3.25	1,441	11	3.24
Indirect—other consumer	2,514	49	7.74	2,835	57	8.06	3,111	65	8.36
Consumer credit card	1,190	37	12.40	1,194	38	12.62	1,230	36	11.65
Other consumer	1,048	20	7.47	1,086	19	7.36	1,137	23	7.54
Total loans, net of unearned income	86,664	917	4.20	89,370	915	4.06	91,964	911	3.96
Interest bearing deposits in other banks	13,379	3	0.10	10,372	2	0.10	6,115	2	0.10
Other earning assets	1,278	7	2.20	1,323	6	1.79	1,426	9	2.35
Total earning assets	129,353	1,072	3.29	127,162	1,071	3.35	124,140	1,076	3.46
Unrealized gains/(losses) on debt securities available for sale, net (1)	1,055			1,143			1,031
Allowance for loan losses	(2,286)			(2,308)			(1,860)
Cash and due from banks	2,027			2,174			2,070
Other non-earning assets	14,670			14,674			14,439
	$144,819			$142,845			$139,820
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$11,374	3	0.12	$10,935	4	0.14	$10,152	3	0.13
Interest-bearing checking	22,940	3	0.05	22,098	4	0.07	21,755	6	0.11
Money market	29,312	5	0.06	29,146	8	0.12	27,870	10	0.13
Time deposits	5,598	13	0.86	6,150	16	1.08	6,690	21	1.26
Other deposits	11	—	1.93	13	—	1.87	72	—	1.64
Total interest-bearing deposits (2)	69,235	24	0.13	68,342	32	0.19	66,539	40	0.24
Federal funds purchased and securities sold under agreements to repurchase	35	—	0.24	—	—	—	—	—	—
Other short-term borrowings	—	—	—	—	—	—	1,558	2	0.53
Long-term borrowings	4,634	31	2.66	5,829	39	2.63	7,567	49	2.56
Total interest-bearing liabilities	73,904	55	0.29	74,171	71	0.38	75,664	91	0.48
Non-interest-bearing deposits (2)	50,532	—	—	48,314	—	—	44,382	—	—
Total funding sources	124,436	55	0.17	122,485	71	0.23	120,046	91	0.30
Net interest spread (1)			3.00			2.97			2.98
Other liabilities	2,468			2,576			2,390
Shareholders’ equity	17,915			17,759			17,384
Noncontrolling interest	—			25			—
	$144,819			$142,845			$139,820
Net interest income/margin FTE basis (1)		$1,017	3.13%		$1,000	3.13%		$985	3.19%
_______
(1) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(2) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.08% for the quarter ended December 31, 2020, 0.11% for the quarter ended September 30, 2020 and 0.14% for the quarter ended June 30, 2020.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net interest margin (FTE) (GAAP)	2.81%	3.02%	3.13%	3.13%	3.19%
Impact of SBA PPP loans (1)	(0.05)%	(0.04)%	(0.07)%	0.01%	0.02%
Impact of excess cash (2)	0.55%	0.42%	0.34%	0.27%	0.15%
Adjusted net interest margin (FTE) (non-GAAP)	3.31%	3.40%	3.40%	3.41%	3.36%
_______
NM - Not Meaningful
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders.

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Net income (loss) available to common shareholders (GAAP)	$748	$614	$588	$501	$(237)	$134	21.8%	$985	415.6%
Preferred dividends and other (GAAP)(1)	42	28	28	29	23	14	50.0%	19	82.6%
Income tax expense (benefit) (GAAP)	231	180	121	104	(47)	51	28.3%	278	NM
Income (loss) before income taxes (GAAP)	1,021	822	737	634	(261)	199	24.2%	1,282	491.2%
Provision for (benefit from) credit losses (GAAP)	(337)	(142)	(38)	113	882	(195)	(137.3)%	(1,219)	(138.2)%
Pre-tax pre-provision income (non-GAAP)	684	680	699	747	621	4	0.6%	63	10.1%
Other adjustments:
Securities (gains) losses, net	(1)	(1)	—	(3)	(1)	—	—%	—	—%
Gains on equity investment(2)	—	(3)	(6)	(44)	—	3	100.0%	—	NM
Leveraged lease termination gains, net	—	—	—	—	—	—	NM	—	NM
Bank-owned life insurance(3)	(18)	—	(25)	—	—	(18)	NM	(18)	NM
Salaries and employee benefits—severance charges	2	3	26	2	2	(1)	(33.3)%	—	—%
Branch consolidation, property and equipment charges	—	5	7	3	10	(5)	(100.0)%	(10)	(100.0)%
Contribution to the Regions Financial Corporation foundation	1	2	10	—	—	(1)	(50.0)%	1	NM
Loss on early extinguishment of debt	—	—	14	2	6	—	NM	(6)	(100.0)%
Professional, legal and regulatory expenses	—	—	—	—	7	—	NM	(7)	(100.0)%
Acquisition expenses	—	—	—	—	1	—	NM	(1)	(100.0)%
Total other adjustments	(16)	6	26	(40)	25	(22)	(366.7)%	(41)	(164.0)%
Adjusted pre-tax pre-provision income (non-GAAP)	$668	$686	$725	$707	$646	$(18)	(2.6)%	$22	3.4%

______
NM - Not Meaningful
(1) The second quarter 2021 amount includes $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(2) The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuations gains.
(3) The second quarter 2021 amount relates to an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Service charges on deposit accounts	$163	$157	$160	$152	$131	$6	3.8%	$32	24.4%
Card and ATM fees	128	115	117	115	101	13	11.3%	27	26.7%
Wealth management income	96	91	89	85	79	5	5.5%	17	21.5%
Capital markets income (1)	61	100	110	61	95	(39)	(39.0)%	(34)	(35.8)%
Mortgage income	53	90	75	108	82	(37)	(41.1)%	(29)	(35.4)%
Commercial credit fee income	23	22	22	20	17	1	4.5%	6	35.3%
Bank-owned life insurance	33	17	43	17	18	16	94.1%	15	83.3%
Securities gains (losses), net	1	1	—	3	1	—	—%	—	—%
Market value adjustments on employee benefit assets (2)	8	7	7	14	16	1	14.3%	(8)	(50.0)%
Gains on equity investment (3)	—	3	6	44	—	(3)	(100.0)%	—	NM
Other	53	38	51	36	33	15	39.5%	20	60.6%
Total non-interest income	$619	$641	$680	$655	$573	$(22)	(3.4)%	$46	8.0%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Production and sales	$50	$76	$74	$99	$75	$(26)	(34.2)%	$(25)	(33.3)%
Loan servicing	25	24	24	23	23	1	4.2%	2	8.7%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(38)	90	5	—	(11)	(128)	(142.2)%	(27)	(245.5)%
MSRs hedge gain (loss)	32	(83)	(11)	—	13	115	138.6%	19	146.2%
MSRs change due to payment decay	(16)	(17)	(17)	(14)	(18)	1	5.9%	2	11.1%
MSR and related hedge impact	(22)	(10)	(23)	(14)	(16)	(12)	(120.0)%	(6)	37.5%
Total mortgage income	$53	$90	$75	$108	$82	$(37)	(41.1)%	(29)	(35.4)%

Mortgage production - portfolio	$1,746	$1,470	$1,833	$2,023	$2,527	$276	18.8%	$(781)	(30.9)%
Mortgage production - agency/secondary market	1,255	1,306	1,553	1,465	1,426	(51)	(3.9)%	(171)	(12.0)%
Total mortgage production	$3,001	$2,776	$3,386	$3,488	$3,953	$225	8.1%	$(952)	(24.1)%

Mortgage production - purchased	63.6%	51.3%	49.3%	50.9%	35.2%
Mortgage production - refinanced	36.4%	48.7%	50.7%	49.1%	64.8%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Investment management and trust fee income	$69	$66	$67	$62	$62	$3	4.5%	$7	11.3%
Investment services fee income	27	25	22	23	17	2	8.0%	10	58.8%
Total wealth management income (4)	$96	$91	$89	$85	$79	$5	5.5%	$17	21.5%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Capital markets income	$61	$100	$110	$61	$95	$(39)	(39.0)%	$(34)	(35.8)%
Less: Valuation adjustments on customer derivatives (5)	(4)	11	8	5	34	(15)	(136.4)%	(38)	(111.8)%
Capital markets income excluding valuation adjustments	$65	$89	$102	$56	$61	$(24)	(27.0)%	$4	6.6%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuation gains.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Non-Interest Income

	Six Months Ended		Year-to-Date 6/30/2021 vs. 6/30/2020
($ amounts in millions)	6/30/2021	6/30/2020	Amount	Percent
Service charges on deposit accounts	$320	$309	$11	3.6%
Card and ATM fees	243	206	37	18.0%
Wealth management income	187	163	24	14.7%
Capital markets income (1)	161	104	57	54.8%
Mortgage income	143	150	(7)	(4.7)%
Commercial credit fee income	45	35	10	28.6%
Bank-owned life insurance	50	35	15	42.9%
Securities gains (losses), net	2	1	1	100.0%
Market value adjustments on employee benefit assets - other (2)	15	(9)	24	266.7%
Gain on equity investment	3	—	3	NM
Other	91	64	27	42.2%
Total non-interest income	$1,260	$1,058	$202	19.1%
Mortgage Income

	Six Months Ended		Year-to-Date 6/30/2021 vs. 6/30/2020
($ amounts in millions)	6/30/2021	6/30/2020	Amount	Percent
Production and sales	$126	$123	$3	2.4%
Loan servicing	49	48	1	2.1%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	52	(94)	146	155.3%
MSRs hedge gain (loss)	(51)	110	(161)	(146.4)%
MSRs change due to payment decay	(33)	(37)	4	10.8%
MSR and related hedge impact	(32)	(21)	(11)	(52.4)%
Total mortgage income	$143	$150	$(7)	(4.7)%

Mortgage production - portfolio	$3,216	$3,369	$(153)	(4.5)%
Mortgage production - agency/secondary market	2,561	2,054	507	24.7%
Total mortgage production	$5,777	$5,423	$354	6.5%

Mortgage production - purchased	57.7%	42.1%
Mortgage production - refinanced	42.3%	57.9%
Wealth Management Income

	Six Months Ended		Year-to-Date 6/30/2021 vs. 6/30/2020
($ amounts in millions)	6/30/2021	6/30/2020	Amount	Percent
Investment management and trust fee income	$135	$124	$11	8.9%
Investment services fee income	52	39	13	33.3%
Total wealth management income (3)	$187	$163	$24	14.7%
Capital Markets Income

	Six Months Ended		Year-to-Date 6/30/2021 vs. 6/30/2020
($ amounts in millions)	6/30/2021	6/30/2020	Amount	Percent
Capital markets income	$161	$104	$57	54.8%
Less: Valuation adjustments on customer derivatives (4)	7	—	7	NM
Capital markets income excluding valuation adjustments	$154	$104	$50	48.1%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Salaries and employee benefits	$532	$546	$581	$525	$527	$(14)	(2.6)%	$5	0.9%
Net occupancy expense	75	77	78	80	76	(2)	(2.6)%	(1)	(1.3)%
Equipment and software expense	89	90	90	89	86	(1)	(1.1)%	3	3.5%
Outside services	39	38	37	44	44	1	2.6%	(5)	(11.4)%
Professional, legal and regulatory expenses	15	29	21	22	28	(14)	(48.3)%	(13)	(46.4)%
Marketing	29	22	26	22	22	7	31.8%	7	31.8%
FDIC insurance assessments	11	10	12	10	15	1	10.0%	(4)	(26.7)%
Credit/checkcard expenses	17	14	13	12	12	3	21.4%	5	41.7%
Branch consolidation, property and equipment charges	—	5	7	3	10	(5)	(100.0)%	(10)	(100.0)%
Visa class B shares expense	6	4	6	5	9	2	50.0%	(3)	(33.3)%
Loss on early extinguishment of debt	—	—	14	2	6	—	—%	(6)	(100.0)%
Other	85	93	102	82	89	(8)	(8.6)%	(4)	(4.5)%
Total non-interest expense	$898	$928	$987	$896	$924	$(30)	(3.2)%	$(26)	(2.8)%

	Six Months Ended		Year-to-Date 6/30/2021 vs. 6/30/2020
($ amounts in millions)	6/30/2021	6/30/2020	Amount	Percent
Salaries and employee benefits	$1,078	$994	$84	8.5%
Net occupancy expense	152	155	(3)	(1.9)%
Equipment and software expense	179	169	10	5.9%
Outside services	77	89	(12)	(13.5)%
Professional, legal and regulatory expenses	44	46	(2)	(4.3)%
Marketing	51	46	5	10.9%
FDIC insurance assessments	21	26	(5)	(19.2)%
Credit/checkcard expenses	31	25	6	24.0%
Branch consolidation, property and equipment charges	5	21	(16)	(76.2)%
Visa class B shares expense	10	13	(3)	(23.1)%
Loss on early extinguishment of debt	—	6	(6)	(100.0)%
Other	178	170	8	4.7%
Total non-interest expense	$1,826	$1,760	$66	3.8%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page also presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Non-interest expense (GAAP)	A	$898	$928	$987	$896	$924	$(30)	(3.2)%	$(26)	(2.8)%
Adjustments:
Contribution to the Regions Financial Corporation foundation		(1)	(2)	(10)	—	—	1	50.0%	(1)	NM
Branch consolidation, property and equipment charges		—	(5)	(7)	(3)	(10)	5	100.0%	10	100.0%
Salary and employee benefits—severance charges		(2)	(3)	(26)	(2)	(2)	1	33.3%	—	—%
Loss on early extinguishment of debt		—	—	(14)	(2)	(6)	—	NM	6	100.0%
Professional, legal and regulatory expenses		—	—	—	—	(7)	—	NM	7	100.0%
Acquisition expenses		—	—	—	—	(1)	—	NM	1	100.0%
Adjusted non-interest expense (non-GAAP)	B	$895	$918	$930	$889	$898	$(23)	(2.5)%	$(3)	(0.3)%
Net interest income (GAAP)	C	$963	$967	$1,006	$988	$972	$(4)	(0.4)%	$(9)	(0.9)%
Taxable-equivalent adjustment		12	11	11	12	13	1	9.1%	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	$975	$978	$1,017	$1,000	$985	$(3)	(0.3)%	$(10)	(1.0)%
Non-interest income (GAAP)	E	619	641	680	655	573	(22)	(3.4)%	46	8.0%
Adjustments:
Securities (gains) losses, net		(1)	(1)	—	(3)	(1)	—	—%	—	—%
Gains on equity investment(1)		—	(3)	(6)	(44)	—	3	100.0%	—	NM
Bank-owned life insurance(2)		(18)	—	(25)	—	—	(18)	NM	(18)	NM
Adjusted non-interest income (non-GAAP)	F	$600	$637	$649	$608	$572	(37)	(5.81)%	28	4.9%
Total revenue	C+E=G	$1,582	$1,608	$1,686	$1,643	$1,545	$(26)	(1.6)%	$37	2.4%
Adjusted total revenue (non-GAAP)	C+F=H	$1,563	$1,604	$1,655	$1,596	$1,544	$(41)	(2.6)%	$19	1.2%
Total revenue, taxable-equivalent basis	D+E=I	$1,594	$1,619	$1,697	$1,655	$1,558	$(25)	(1.5)%	$36	2.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,575	$1,615	$1,666	$1,608	$1,557	$(40)	(2.5)%	$18	1.2%
Efficiency ratio (GAAP)(3)	A/I	56.4%	57.3%	58.1%	54.1%	59.4%
Adjusted efficiency ratio (non-GAAP)(3)	B/J	56.9%	56.8%	55.8%	55.3%	57.7%
Fee income ratio (GAAP)(3)	E/I	38.8%	39.6%	40.1%	39.6%	36.8%
Adjusted fee income ratio (non-GAAP)(3)	F/J	38.1%	39.4%	38.9%	37.8%	36.8%
________
NM - Not Meaningful
(1)The first quarter 2021 amount is a gain on the sale of an equity investment, whereas the other quarters are valuation gains.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit. During the fourth quarter of 2020, the Company recognized a gain on the exchange of BOLI policies.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios (continued)

		Six Months Ended June 30
($ amounts in millions)		2021	2020	2021 vs. 2020
Non-interest expense (GAAP)	K	$1,826	$1,760	66	3.8%
Adjustments:
Contribution to the Regions Financial Corporation foundation		(3)	—	(3)	NM
Branch consolidation, property and equipment charges		(5)	(21)	16	76.2%
Salary and employee benefits—severance charges		(5)	(3)	(2)	(66.7)%
Loss on early extinguishment of debt		—	(6)	6	100.0%
Professional, legal and regulatory expenses		—	(7)	7	100.0%
Acquisition expenses		—	(1)	1	100.0%
Adjusted non-interest expense (non-GAAP)	L	$1,813	$1,722	$91	5.3%
Net interest income (GAAP)	M	$1,930	$1,900	30	1.6%
Taxable-equivalent adjustment		23	25	(2)	(8.0)%
Net interest income, taxable-equivalent basis	N	$1,953	$1,925	$28	1.5%
Non-interest income (GAAP)	O	$1,260	$1,058	202	19.1%
Adjustments:
Securities (gains) losses, net		(2)	(1)	(1)	(100.0)%
Gain on equity investment		(3)	—	(3)	NM
Leveraged lease termination gains		—	(2)	2	100.0%
Bank owned life insurance(1)		(18)	—	(18)	NM
Adjusted non-interest income (non-GAAP)	P	$1,237	$1,055	$182	17.3%
Total revenue	M+O=Q	$3,190	$2,958	$232	7.8%
Adjusted total revenue (non-GAAP)	M+P=R	$3,167	$2,955	$212	7.2%
Total revenue, taxable-equivalent basis	N+O=S	$3,213	$2,983	$230	7.7%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	N+P=T	$3,190	$2,980	$210	7.0%
Operating leverage ratio (GAAP)(2)	S-K				3.9%
Adjusted operating leverage ratio (non-GAAP)(2)	T-L				1.8%
Efficiency ratio (GAAP)(2)	K/S	56.9%	59.0%
Adjusted efficiency ratio (non-GAAP)(2)	L/T	56.9%	57.8%
Fee income ratio (GAAP)(2)	O/S	39.2%	35.5%
Adjusted fee income ratio (non-GAAP)(2)	P/T	38.8%	35.4%
______
NM - Not Meaningful
(1)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measure

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income (loss) available to common shareholders (GAAP)	A	$748	$614	$588	$501	$(237)
Average shareholders' equity (GAAP)		$18,000	$18,038	$17,915	$17,759	$17,384
Less:
Average intangible assets (GAAP)		5,292	5,309	5,313	5,322	5,373
Average deferred tax liability related to intangibles (GAAP)		(96)	(104)	(105)	(103)	(94)
Average preferred stock (GAAP)		1,659	1,656	1,656	1,656	1,409
Average tangible common shareholders' equity (non-GAAP)	B	$11,145	$11,177	$11,051	$10,884	$10,696
Return on average tangible common shareholders' equity (non-GAAP)*(1)	A/B	26.91%	22.28%	21.15%	18.32%	(8.90)%
___
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Components:
Beginning allowance for loan losses (ALL)	$1,976	$2,167	$2,276	$2,276	$1,560

Loans charged-off:
Commercial and industrial	35	45	67	84	139
Commercial real estate mortgage—owner-occupied	1	1	2	2	3
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	36	47	69	86	142
Commercial investor real estate mortgage	4	15	1	—	—
Total investor real estate	4	15	1	—	—
Residential first mortgage	—	1	3	1	1
Home equity—lines of credit	2	2	3	2	3
Home equity—closed-end	1	—	1	1	—
Indirect—vehicles	1	2	2	4	6
Indirect—other consumer	15	20	20	17	18
Consumer credit card	12	12	12	13	17
Other consumer	12	15	15	15	17
Total consumer	43	52	56	53	62
Total	83	114	126	139	204

Recoveries of loans previously charged-off:
Commercial and industrial	14	16	14	10	9
Commercial real estate mortgage—owner-occupied	1	—	1	1	1
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	15	16	15	11	10
Commercial investor real estate mortgage	2	—	2	—	—
Total investor real estate	2	—	2	—	—
Residential first mortgage	2	1	—	1	1
Home equity—lines of credit	5	3	4	3	2
Home equity—closed-end	2	—	1	1	—
Indirect—vehicles	2	1	1	3	3
Indirect—other consumer	2	1	1	1	—
Consumer credit card	3	3	3	2	3
Other consumer	3	6	5	4	3
Total consumer	19	15	15	15	12
Total	36	31	32	26	22

Net charge-offs (recoveries):
Commercial and industrial	21	29	53	74	130
Commercial real estate mortgage—owner-occupied	—	1	1	1	2
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	21	31	54	75	132
Commercial investor real estate mortgage	2	15	(1)	—	—
Total investor real estate	2	15	(1)	—	—
Residential first mortgage	(2)	—	3	—	—
Home equity—lines of credit	(3)	(1)	(1)	(1)	1
Home equity—closed-end	(1)	—	—	—	—
Indirect—vehicles	(1)	1	1	1	3
Indirect—other consumer	13	19	19	16	18
Consumer credit card	9	9	9	11	14
Other consumer	9	9	10	11	14
Total consumer	24	37	41	38	50
Total	$47	$83	$94	$113	$182

Provision for (benefit from) loan losses	$(332)	$(108)	$(15)	$113	$838
Initial allowance on acquired purchased credit deteriorated loans	—	—	—	—	60
Ending allowance for loan losses (ALL)	1,597	1,976	2,167	2,276	2,276
Beginning reserve for unfunded credit commitments	92	126	149	149	105
Provision for (benefit from) unfunded credit losses	(5)	(34)	(23)	—	44
Ending reserve for unfunded commitments	87	92	126	149	149
Allowance for credit losses (ACL) at period end	$1,684	$2,068	$2,293	$2,425	$2,425

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net loan charge-offs as a % of average loans, annualized(1):
Commercial and industrial	0.19%	0.28%	0.48%	0.63%	1.06%
Commercial real estate mortgage—owner-occupied	(0.03)%	0.09%	0.07%	0.05%	0.17%
Commercial real estate construction—owner-occupied	0.38%	0.93%	—%	—%	—%
Total commercial	0.17%	0.26%	0.44%	0.57%	0.96%
Commercial investor real estate mortgage	0.19%	1.11%	(0.04)%	(0.01)%	(0.03)%
Commercial investor real estate construction	(0.01)%	—%	(0.01)%	—%	—%
Total investor real estate	0.14%	0.82%	(0.03)%	(0.01)%	(0.02)%
Residential first mortgage	(0.04)%	—%	0.08%	—%	—%
Home equity—lines of credit	(0.29)%	(0.06)%	(0.11)%	(0.11)%	0.06%
Home equity—closed-end	(0.10)%	—%	0.03%	(0.01)%	—%
Indirect—vehicles	(0.10)%	0.32%	0.26%	0.30%	0.85%
Indirect—other consumer	2.43%	3.28%	2.95%	2.23%	2.35%
Consumer credit card	3.17%	3.19%	3.02%	3.73%	4.41%
Other consumer	3.15%	4.02%	3.69%	4.12%	5.15%
Total consumer	0.34%	0.52%	0.54%	0.51%	0.68%
Total	0.23%	0.40%	0.43%	0.50%	0.80%
Non-accrual loans, excluding loans held for sale	$666	$738	$745	$767	$614
Non-performing loans held for sale	99	8	6	5	10
Non-accrual loans, including loans held for sale	765	746	751	772	624
Foreclosed properties	15	21	25	26	43
Non-performing assets (NPAs)	$780	$767	$776	$798	$667
Loans past due > 90 days (2)	$134	$154	$164	$158	$245
Criticized loans- business (3)	$3,222	$3,756	$3,800	$3,734	$4,225
Credit Ratios(2):
ACL/Loans, net	2.00%	2.44%	2.69%	2.74%	2.68%
ALL/Loans, net	1.90%	2.33%	2.54%	2.58%	2.51%
Allowance for credit losses to non-performing loans, excluding loans held for sale	253%	280%	308%	316%	395%
Allowance for loan losses to non-performing loans, excluding loans held for sale	240%	268%	291%	297%	370%
Non-accrual loans, excluding loans held for sale/Loans, net	0.79%	0.87%	0.87%	0.87%	0.68%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.93%	0.90%	0.91%	0.90%	0.74%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (1)	1.09%	1.09%	1.10%	1.08%	0.91%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 17 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

ACL/ Loans excluding PPP, net (non-GAAP)
Regions believes this Allowance for Credit Losses (ACL) ratio provides investors with meaningful additional information about credit loss allowance levels when the SBA's Paycheck Protection Program (PPP) loans, which are fully backed by the U.S. government, are excluded from total loans and the related allowance for credit losses is excluded from the total allowance for credit losses.

	As of
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total Loans	$84,074	$84,755	$85,266	$88,359	$90,548
Less: SBA PPP Loans	2,948	4,317	3,624	4,594	4,498
Loans excluding PPP, net (non-GAAP)	$81,126	$80,438	$81,642	$83,765	$86,050
ACL at period end	$1,684	$2,068	$2,293	$2,425	$2,425
Less: SBA PPP Loans' ACL	3	3	1	—	—
ACL excluding PPP Loans' ACL (non-GAAP)	$1,681	$2,065	$2,292	$2,425	$2,425
ACL/Loans excluding PPP, net (non-GAAP)	2.07%	2.57%	2.81%	2.90%	2.82%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2021		3/31/2021		12/31/2020		9/30/2020		6/30/2020
Commercial and industrial	$472	1.11%	$426	0.98%	$418	0.97%	$459	1.02%	$445	0.93%
Commercial real estate mortgage—owner-occupied	76	1.41%	93	1.73%	97	1.80%	85	1.56%	74	1.35%
Commercial real estate construction—owner-occupied	10	4.02%	9	3.24%	9	3.01%	12	3.69%	10	3.09%
Total commercial	558	1.16%	528	1.08%	524	1.08%	556	1.09%	529	0.99%
Commercial investor real estate mortgage	4	0.07%	100	1.86%	114	2.11%	114	2.04%	1	0.02%
Commercial investor real estate construction	—	—%	—	—%	—	—%	4	0.19%	—	—%
Total investor real estate	4	0.05%	100	1.39%	114	1.57%	118	1.56%	1	0.01%
Residential first mortgage	51	0.30%	53	0.32%	53	0.32%	36	0.22%	32	0.21%
Home equity—lines of credit	45	1.12%	48	1.12%	46	1.01%	47	0.98%	46	0.92%
Home equity—closed-end	8	0.30%	9	0.31%	8	0.29%	9	0.31%	6	0.22%
Indirect- vehicles	—	—%	—	—%	—	—%	1	0.08%	—	—%
Total consumer	104	0.36%	110	0.38%	107	0.36%	93	0.31%	84	0.28%
Total non-accrual loans	$666	0.79%	$738	0.87%	$745	0.87%	$767	0.87%	$614	0.68%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2021		3/31/2021		12/31/2020		9/30/2020		6/30/2020
Commercial and industrial	$35	0.08%	$42	0.10%	$59	0.14%	$50	0.11%	$81	0.17%
Commercial real estate mortgage—owner-occupied	7	0.13%	9	0.16%	5	0.09%	21	0.39%	11	0.20%
Commercial real estate construction—owner-occupied	—	0.14%	1	0.27%	1	0.30%	—	0.01%	1	0.15%
Total commercial	42	0.09%	52	0.11%	65	0.13%	71	0.14%	93	0.17%
Commercial investor real estate mortgage	4	0.07%	2	0.04%	3	0.06%	15	0.26%	1	0.02%
Commercial investor real estate construction	—	—%	1	0.03%	—	—%	—	—%	—	0.01%
Total investor real estate	4	0.06%	3	0.04%	3	0.04%	15	0.19%	1	0.02%
Residential first mortgage—non-guaranteed (1)	51	0.31%	62	0.39%	80	0.51%	79	0.51%	105	0.71%
Home equity—lines of credit	18	0.45%	22	0.50%	35	0.78%	26	0.53%	32	0.64%
Home equity—closed-end	10	0.39%	12	0.47%	17	0.60%	17	0.61%	25	0.85%
Indirect—vehicles	9	1.40%	11	1.48%	19	2.08%	22	1.96%	27	2.04%
Indirect—other consumer	12	0.57%	14	0.65%	20	0.82%	19	0.69%	16	0.51%
Consumer credit card	11	0.95%	12	1.09%	14	1.15%	13	1.12%	13	1.09%
Other consumer	10	0.99%	10	1.01%	15	1.43%	14	1.34%	14	1.32%
Total consumer (1)	121	0.43%	143	0.51%	200	0.70%	190	0.65%	232	0.79%
Total accruing 30-89 days past due loans (1)	$167	0.20%	$198	0.24%	$268	0.32%	$276	0.31%	$326	0.36%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2021		3/31/2021		12/31/2020		9/30/2020		6/30/2020
Commercial and industrial	$4	0.01%	$8	0.02%	$7	0.02%	$10	0.02%	$11	0.02%
Commercial real estate mortgage—owner-occupied	2	0.03%	1	0.02%	1	0.01%	—	0.01%	3	0.05%
Total commercial	6	0.01%	9	0.02%	8	0.02%	10	0.02%	14	0.03%
Commercial investor real estate mortgage	—	—%	—	—%	—	—%	1	0.01%	—	—%
Commercial investor real estate construction	—	0.01%	—	—%	—	—%	—	—%	—	—%
Total investor real estate	—	—%	—	—%	—	—%	1	0.01%	—	—%
Residential first mortgage—non-guaranteed (2)	75	0.46%	87	0.55%	99	0.62%	86	0.56%	75	0.50%
Home equity—lines of credit	21	0.51%	19	0.45%	19	0.41%	25	0.53%	26	0.53%
Home equity—closed-end	13	0.48%	14	0.52%	13	0.49%	12	0.41%	12	0.42%
Indirect—vehicles	2	0.41%	3	0.41%	4	0.41%	5	0.42%	8	0.55%
Indirect—other consumer	3	0.14%	4	0.16%	5	0.19%	3	0.11%	3	0.10%
Consumer credit card	12	1.05%	14	1.25%	14	1.19%	13	1.08%	17	1.38%
Other consumer	2	0.26%	4	0.39%	2	0.25%	3	0.27%	5	0.49%
Total consumer (2)	128	0.46%	145	0.52%	156	0.54%	147	0.50%	146	0.49%
Total accruing 90+ days past due loans (2)	$134	0.16%	$154	0.18%	$164	0.19%	$158	0.18%	$160	0.18%

Total delinquencies (1) (2)	$301	0.36%	$352	0.42%	$432	0.51%	$434	0.49%	$486	0.54%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $46 million at 6/30/2021, $58 million at 3/31/2021, $65 million at 12/31/2020, $57 million at 9/30/2020, and $56 million at 6/30/2020.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $44 million at 6/30/2021, $51 million at 3/31/2021, $57 million at 12/31/2020, $47 million at 9/30/2020, and $55 million at 6/30/2020.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Troubled Debt Restructurings

	As of
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Current:
Commercial	$71	$75	$76	$73	$47
Investor real estate	75	11	44	45	6
Residential first mortgage	206	197	174	162	158
Home equity—lines of credit	31	33	34	36	37
Home equity—closed-end	62	68	73	79	83
Consumer credit card	—	1	1	1	1
Other consumer	4	4	3	3	3
Total current	449	389	405	399	335
Accruing 30-89 DPD:
Commercial	1	2	1	1	2
Investor real estate	—	1	—	—	—
Residential first mortgage	11	11	14	16	20
Home equity—lines of credit	—	—	1	1	1
Home equity—closed-end	3	3	5	4	7
Other consumer	—	—	1	—	—
Total accruing 30-89 DPD	15	17	22	22	30
Total accruing and <90 DPD	464	406	427	421	365
Non-accrual or 90+ DPD:
Commercial	114	125	124	178	214
Residential first mortgage	32	36	42	36	37
Home equity—lines of credit	3	3	2	2	3
Home equity—closed-end	7	7	7	8	7
Total non-accrual or 90+DPD	156	171	175	224	261
Total TDRs - Loans	$620	$577	$602	$645	$626
TDRs - Held For Sale	—	1	1	—	—
Total TDRs	$620	$578	$603	$645	$626

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total commercial TDRs	$186	$202	$201	$252	$263
Total investor real estate TDRs	75	12	44	45	6
Total consumer TDRs	359	363	357	348	357
Total TDRs - Loans	$620	$577	$602	$645	$626

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
`
Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Assets:
Cash and due from banks	$1,820	$1,918	$1,558	$1,972	$1,619
Interest-bearing deposits in other banks	23,774	23,002	16,398	11,501	11,579
Debt securities held to maturity	993	1,059	1,122	1,190	1,255
Debt securities available for sale	29,290	27,092	27,154	27,007	23,898
Loans held for sale	1,194	1,487	1,905	1,187	1,152
Loans, net of unearned income	84,074	84,755	85,266	88,359	90,548
Allowance for loan losses	(1,597)	(1,976)	(2,167)	(2,276)	(2,276)
Net loans	82,477	82,779	83,099	86,083	88,272
Other earning assets	1,246	1,262	1,217	1,267	1,238
Premises and equipment, net	1,825	1,852	1,897	1,896	1,929
Interest receivable	323	336	346	347	343
Goodwill	5,181	5,181	5,190	5,187	5,193
Residential mortgage servicing rights at fair value (MSRs)	392	401	296	267	249
Other identifiable intangible assets, net	108	114	122	129	137
Other assets	6,987	6,848	7,085	7,147	7,206
Total assets	$155,610	$153,331	$147,389	$145,180	$144,070
Liabilities and Equity:
Deposits:
Non-interest-bearing	$56,468	$55,925	$51,289	$49,754	$47,964
Interest-bearing	75,016	73,677	71,190	68,691	68,815
Total deposits	131,484	129,602	122,479	118,445	116,779
Borrowed funds:
Long-term borrowings	2,870	2,916	3,569	4,919	6,408
Other liabilities	3,004	2,951	3,230	3,912	3,255
Total liabilities	137,358	135,469	129,278	127,276	126,442
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,656	1,656	1,656	1,656
Common stock	10	10	10	10	10
Additional paid-in capital	12,467	12,740	12,731	12,714	12,703
Retained earnings	4,836	4,235	3,770	3,330	2,978
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	651	592	1,315	1,565	1,626
Total shareholders’ equity	18,252	17,862	18,111	17,904	17,602
Noncontrolling interest	—	—	—	—	26
Total equity	18,252	17,862	18,111	17,904	17,628
Total liabilities and equity	$155,610	$153,331	$147,389	$145,180	$144,070

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
End of Period Loans

	As of
						6/30/2021		6/30/2021
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	vs. 3/31/2021		vs. 6/30/2020
Commercial and industrial	$42,628	$43,241	$42,870	$45,199	$47,670	$(613)	(1.4)%	$(5,042)	(10.6)%
Commercial real estate mortgage—owner-occupied	5,381	5,335	5,405	5,451	5,491	46	0.9%	(110)	(2.0)%
Commercial real estate construction—owner-occupied	245	293	300	305	314	(48)	(16.4)%	(69)	(22.0)%
Total commercial	48,254	48,869	48,575	50,955	53,475	(615)	(1.3)%	(5,221)	(9.8)%
Commercial investor real estate mortgage	5,449	5,405	5,394	5,598	5,221	44	0.8%	228	4.4%
Commercial investor real estate construction	1,799	1,817	1,869	1,984	1,908	(18)	(1.0)%	(109)	(5.7)%
Total investor real estate	7,248	7,222	7,263	7,582	7,129	26	0.4%	119	1.7%
Total business	55,502	56,091	55,838	58,537	60,604	(589)	(1.1)%	(5,102)	(8.4)%
Residential first mortgage	17,051	16,643	16,575	16,195	15,382	408	2.5%	1,669	10.9%
Home equity—lines of credit (1)	4,057	4,286	4,539	4,753	4,953	(229)	(5.3)%	(896)	(18.1)%
Home equity—closed-end (2)	2,588	2,631	2,713	2,839	2,937	(43)	(1.6)%	(349)	(11.9)%
Indirect—vehicles	621	768	934	1,120	1,331	(147)	(19.1)%	(710)	(53.3)%
Indirect—other consumer	2,157	2,262	2,431	2,663	3,022	(105)	(4.6)%	(865)	(28.6)%
Consumer credit card	1,131	1,111	1,213	1,189	1,213	20	1.8%	(82)	(6.8)%
Other consumer	967	963	1,023	1,063	1,106	4	0.4%	(139)	(12.6)%
Total consumer	28,572	28,664	29,428	29,822	29,944	(92)	(0.3)%	(1,372)	(4.6)%
Total Loans	$84,074	$84,755	$85,266	$88,359	$90,548	$(681)	(0.8)%	$(6,474)	(7.1)%
_______
(1)     The balance of Regions' home equity lines of credit consists of $2,261 million of first lien and $1,796 million of second lien at 6/30/2021.
(2)    The balance of Regions' closed-end home equity loans consists of $2,394 million of first lien and $194 million of second lien at 6/30/2021.

Adjusted Ending Balances of Loans (non-GAAP)
Regions believes adjusting ending loan balances for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect-other consumer exit portfolio and the indirect-vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	As of
						6/30/2021		6/30/2021
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	vs. 3/31/2021		vs. 6/30/2020
Commercial and industrial	$42,628	$43,241	$42,870	$45,199	$47,670	$(613)	(1.4)%	$(5,042)	(10.6)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	210	239	—	—	(210)	(100.0)%	—	NM
Less: SBA PPP Loans	2,948	4,317	3,624	4,594	4,498	(1,369)	(31.7)%	(1,550)	(34.5)%
Adjusted commercial and industrial loans (non-GAAP)	$39,680	$39,134	$39,485	$40,605	$43,172	$546	1.4%	$(3,492)	(8.1)%
Total commercial loans	$48,254	$48,869	$48,575	$50,955	$53,475	$(615)	(1.3)%	$(5,221)	(9.8)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	210	239	—	—	(210)	(100.0)%	—	NM
Less: SBA PPP Loans	2,948	4,317	3,624	4,594	4,498	(1,369)	(31.7)%	(1,550)	(34.5)%
Adjusted total commercial loans (non-GAAP)	$45,306	$44,762	$45,190	$46,361	$48,977	$544	1.2%	$(3,671)	(7.5)%
Total business loans	55,502	$56,091	$55,838	$58,537	$60,604	$(589)	(1.1)%	$(5,102)	(8.4)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	210	239	—	—	(210)	(100.0)%	—	NM
Less: SBA PPP Loans	2,948	4,317	3,624	4,594	4,498	(1,369)	(31.7)%	(1,550)	(34.5)%
Adjusted total business loans (non-GAAP)	$52,554	$51,984	$52,453	$53,943	$56,106	$570	1.1%	$(3,552)	(6.3)%
Total consumer loans	$28,572	$28,664	$29,428	$29,822	$29,944	$(92)	(0.3)%	$(1,372)	(4.6)%
Less: Indirect—other consumer exit portfolio (2)	858	971	1,101	1,240	1,406	(113)	(11.6)%	(548)	(39.0)%
Less: Indirect—vehicles	621	768	934	1,120	1,331	(147)	(19.1)%	(710)	(53.3)%
Adjusted total consumer loans (non-GAAP)	$27,093	$26,925	$27,393	$27,462	$27,207	$168	0.6%	$(114)	(0.4)%
Total loans	$84,074	$84,755	$85,266	$88,359	$90,548	$(681)	(0.8)%	$(6,474)	(7.1)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	—	210	239	—	—	(210)	(100.0)%	—	NM
Less: SBA PPP Loans	2,948	4,317	3,624	4,594	4,498	(1,369)	(31.7)%	(1,550)	(34.5)%
Less: Indirect—other consumer exit portfolio (2)	858	971	1,101	1,240	1,406	(113)	(11.6)%	(548)	(39.0)%
Less: Indirect—vehicles	621	768	934	1,120	1,331	(147)	(19.1)%	(710)	(53.3)%
Adjusted ending total loans (non-GAAP)	$79,647	$78,909	$79,846	$81,405	$83,313	$738	0.9%	$(3,666)	(4.4)%
_______
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release

End of Period Loans (continued)

	As of
End of Period Loans by Percentage	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Commercial and industrial	50.7%	51.0%	50.3%	51.2%	52.6%
Commercial real estate mortgage—owner-occupied	6.4%	6.3%	6.3%	6.2%	6.1%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.4%	0.3%	0.3%
Total commercial	57.4%	57.6%	57.0%	57.7%	59.0%
Commercial investor real estate mortgage	6.5%	6.4%	6.3%	6.3%	5.8%
Commercial investor real estate construction	2.1%	2.1%	2.2%	2.2%	2.1%
Total investor real estate	8.6%	8.5%	8.5%	8.5%	7.9%
Total business	66.0%	66.1%	65.5%	66.2%	66.9%
Residential first mortgage	20.3%	19.6%	19.4%	18.3%	17.0%
Home equity—lines of credit	4.8%	5.1%	5.3%	5.4%	5.5%
Home equity—closed-end	3.1%	3.1%	3.2%	3.2%	3.2%
Indirect—vehicles	0.7%	0.9%	1.1%	1.3%	1.5%
Indirect—other consumer	2.6%	2.7%	2.9%	3.0%	3.3%
Consumer credit card	1.3%	1.3%	1.4%	1.3%	1.3%
Other consumer	1.2%	1.2%	1.2%	1.3%	1.3%
Total consumer	34.0%	33.9%	34.5%	33.8%	33.1%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release

Average Balances of Loans

	Average Balances
($ amounts in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Commercial and industrial	$43,140	$42,816	$43,889	$46,405	$49,296	$324	0.8%	$(6,156)	(12.5)%
Commercial real estate mortgage—owner-occupied	5,358	5,375	5,405	5,498	5,492	(17)	(0.3)%	(134)	(2.4)%
Commercial real estate construction—owner-occupied	276	303	303	318	312	(27)	(8.9)%	(36)	(11.5)%
Total commercial	48,774	48,494	49,597	52,221	55,100	280	0.6%	(6,326)	(11.5)%
Commercial investor real estate mortgage	5,521	5,375	5,549	5,324	5,150	146	2.7%	371	7.2%
Commercial investor real estate construction	1,761	1,847	1,899	1,974	1,869	(86)	(4.7)%	(108)	(5.8)%
Total investor real estate	7,282	7,222	7,448	7,298	7,019	60	0.8%	263	3.7%
Total business	56,056	55,716	57,045	59,519	62,119	340	0.6%	(6,063)	(9.8)%
Residential first mortgage	16,795	16,606	16,433	15,786	14,884	189	1.1%	1,911	12.8%
Home equity—lines of credit	4,165	4,416	4,646	4,842	5,072	(251)	(5.7)%	(907)	(17.9)%
Home equity—closed-end	2,609	2,669	2,765	2,885	2,970	(60)	(2.2)%	(361)	(12.2)%
Indirect—vehicles	690	850	1,023	1,223	1,441	(160)	(18.8)%	(751)	(52.1)%
Indirect—other consumer	2,174	2,352	2,514	2,835	3,111	(178)	(7.6)%	(937)	(30.1)%
Consumer credit card	1,108	1,151	1,190	1,194	1,230	(43)	(3.7)%	(122)	(9.9)%
Other consumer	954	995	1,048	1,086	1,137	(41)	(4.1)%	(183)	(16.1)%
Total consumer	28,495	29,039	29,619	29,851	29,845	(544)	(1.9)%	(1,350)	(4.5)%
Total loans	$84,551	$84,755	$86,664	$89,370	$91,964	$(204)	(0.2)%	$(7,413)	(8.1)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect-other consumer exit portfolio and the indirect- vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
($ amounts in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Commercial and industrial	$43,140	$42,816	$43,889	$46,405	$49,296	$324	0.8%	$(6,156)	(12.5)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	138	231	3	—	—	(93)	(40.3)%	138	NM
Less: SBA PPP Loans	3,901	3,798	4,143	4,558	3,213	103	2.7%	688	21.4%
Adjusted commercial and industrial loans (non-GAAP)	$39,377	$39,249	$39,749	$41,847	$46,083	$128	0.3%	$(6,706)	(14.6)%
Total commercial loans	$48,774	$48,494	$49,597	$52,221	$55,100	$280	0.6%	$(6,326)	(11.5)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	138	231	3	—	—	(93)	(40.3)%	138	NM
Less: SBA PPP Loans	3,901	3,798	4,143	4,558	3,213	103	2.7%	688	21.4%
Adjusted total commercial loans (non-GAAP)	$45,011	$44,927	$45,457	$47,663	$51,887	$84	0.2%	$(6,876)	(13.3)%
Total business loans	$56,056	$55,716	$57,045	$59,519	$62,119	$340	0.6%	$(6,063)	(9.8)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	138	231	3	—	—	(93)	(40.3)%	138	NM
Less: SBA PPP Loans	3,901	3,798	4,143	4,558	3,213	103	2.7%	688	21.4%
Adjusted total business loans (non-GAAP)	$52,293	$52,149	$52,905	$54,961	$58,906	$144	0.3%	$(6,613)	(11.2)%
Total consumer loans	$28,495	$29,039	$29,619	$29,851	$29,845	$(544)	(1.9)%	$(1,350)	(4.5)%
Less: Indirect—other consumer exit portfolio (2)	909	1,034	1,164	1,318	1,493	(125)	(12.1)%	(584)	(39.1)%
Less: Indirect—vehicles	690	850	1,023	1,223	1,441	(160)	(18.8)%	(751)	(52.1)%
Adjusted total consumer loans (non-GAAP)	$26,896	$27,155	$27,432	$27,310	$26,911	$(259)	(1.0)%	$(15)	(0.1)%
Total loans	$84,551	$84,755	$86,664	$89,370	$91,964	$(204)	(0.2)%	$(7,413)	(8.1)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	138	231	3	—	—	(93)	(40.3)%	138	NM
Less: SBA PPP Loans	3,901	3,798	4,143	4,558	3,213	103	2.7%	688	21.4%
Less: Indirect—other consumer exit portfolio (2)	909	1,034	1,164	1,318	1,493	(125)	(12.1)%	(584)	(39.1)%
Less: Indirect—vehicles	690	850	1,023	1,223	1,441	(160)	(18.8)%	(751)	(52.1)%
Adjusted total loans (non-GAAP)	$79,189	$79,304	$80,337	$82,271	$85,817	$(115)	(0.1)%	$(6,628)	(7.7)%
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Average Balances of Loans (continued)

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,978	$44,907	$(1,929)	(4.3)%
Commercial real estate mortgage—owner-occupied	5,367	5,501	(134)	(2.4)%
Commercial real estate construction—owner-occupied	289	318	(29)	(9.1)%
Total commercial	48,634	50,726	(2,092)	(4.1)%
Commercial investor real estate mortgage	5,449	5,063	386	7.6%
Commercial investor real estate construction	1,804	1,770	34	1.9%
Total investor real estate	7,253	6,833	420	6.1%
Total business	55,887	57,559	(1,672)	(2.9)%
Residential first mortgage	16,701	14,677	2,024	13.8%
Home equity—lines of credit	4,290	5,154	(864)	(16.8)%
Home equity—closed-end	2,639	3,004	(365)	(12.2)%
Indirect—vehicles	770	1,561	(791)	(50.7)%
Indirect—other consumer	2,262	3,187	(925)	(29.0)%
Consumer credit card	1,129	1,289	(160)	(12.4)%
Other consumer	975	1,176	(201)	(17.1)%
Total consumer	28,766	30,048	(1,282)	(4.3)%
Total Loans	$84,653	$87,607	$(2,954)	(3.4)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of commercial loans transferred to held for sale, SBA PPP loans, the indirect- other consumer exit portfolio and the indirect vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Commercial and industrial	$42,978	$44,907	$(1,929)	(4.3)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	184	—	184	NM
Less: SBA PPP Loans	3,850	1,606	2,244	139.7%
Adjusted commercial and industrial loans (non-GAAP)	$39,312	$43,301	$(3,989)	(9.2)%
Total commercial loans	$48,634	$50,726	$(2,092)	(4.1)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	184	—	184	NM
Less: SBA PPP Loans	3,850	1,606	2,244	139.7%
Adjusted total commercial loans (non-GAAP)	$44,968	$49,120	$(4,152)	(8.5)%
Total business loans	$55,887	$57,559	$(1,672)	(2.9)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	184	—	184	NM
Less: SBA PPP Loans	3,850	1,606	2,244	139.7%
Adjusted total business loans (non-GAAP)	$52,221	$55,953	$(3,732)	(6.7)%
Total consumer loans	$28,766	$30,048	(1,282)	(4.3)%
Less: Indirect-other consumer exit portfolio (2)	971	1,595	(624)	(39.1)%
Less: Indirect—vehicles	770	1,561	(791)	(50.7)%
Adjusted total consumer loans (non-GAAP)	$27,025	$26,892	$133	0.5%
Total Loans	$84,653	$87,607	$(2,954)	(3.4)%
Add: Commercial loans held for sale reclassified to the portfolio(1)	184	—	184	NM
Less: SBA PPP Loans	3,850	1,606	2,244	139.7%
Less: Indirect—other consumer exit portfolio (2)	971	1,595	(624)	(39.1)%
Less: Indirect—vehicles	770	1,561	(791)	(50.7)%
Adjusted total loans (non-GAAP)	$79,246	$82,845	$(3,599)	(4.3)%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release

Average Balance
Tweleve Months Ended
($ amounts in millions)	December 31, 2020
Total Loans	$87,813
Add: Commercial loans transferred to held for sale(1)	1
Less: SBA PPP Loans	2,986
Less: Indirect—other consumer exit portfolio (2)	1,417
Less: Indirect—vehicles	1,341
Adjusted total loans (non-GAAP)	$82,070
(1)On December 31, 2020, Regions reclassified a certain portfolio of approximately $239 million of commercial and industrial loans to loans held for sale. On June 1, 2021, Regions made the decision not to sell the respective loans, therefore the remaining balance of approximately $193 million was reclassified back into the held for investment portfolio.
(2)In the fourth quarter of 2019, Regions decided not to renew a third party relationship.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
End of Period Deposits

	As of
						6/30/2021		6/30/2021
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	vs. 3/31/2021		vs. 6/30/2020
Interest-free deposits	$56,468	$55,925	$51,289	$49,754	$47,964	$543	1.0%	$8,504	17.7%
Interest-bearing checking	25,512	24,757	24,484	22,294	22,407	755	3.0%	$3,105	13.9%
Savings	14,099	13,500	11,635	11,159	10,698	599	4.4%	$3,401	31.8%
Money market—domestic	30,725	30,448	29,719	29,387	29,263	277	0.9%	$1,462	5.0%
Low-cost deposits	126,804	124,630	117,127	112,594	110,332	2,174	1.7%	$16,472	14.9%
Time deposits	4,679	4,970	5,341	5,840	6,428	(291)	(5.9)%	$(1,749)	(27.2)%
Total Customer Deposits	131,483	129,600	122,468	118,434	116,760	1,883	1.5%	14,723	12.6%
Corporate treasury time deposits	1	2	11	11	19	(1)	(50.0)%	(18)	(94.7)%
Total Deposits	$131,484	$129,602	$122,479	$118,445	$116,779	$1,882	1.5%	$14,705	12.6%

	As of
						6/30/2021		6/30/2021
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	vs. 3/31/2021		vs. 6/30/2020
Consumer Bank Segment	$78,428	$77,381	$71,652	$69,265	$68,616	$1,047	1.4%	$9,812	14.3%
Corporate Bank Segment	43,147	42,211	40,745	39,799	38,848	936	2.2%	4,299	11.1%
Wealth Management Segment	9,477	9,537	9,718	8,982	8,888	(60)	(0.6)%	589	6.6%
Other (1)	432	473	364	399	427	(41)	(8.7)%	5	1.2%
Total Deposits	$131,484	$129,602	$122,479	$118,445	$116,779	$1,882	1.5%	$14,705	12.6%

	As of
						6/30/2021		6/30/2021
($ amounts in millions)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	vs. 3/31/2021		vs. 6/30/2020
Wealth Management - Private Wealth	$8,614	$8,589	$8,462	$7,726	$7,816	$25	0.3%	$798	10.2%
Wealth Management - Institutional Services	863	948	1,256	1,256	1,072	(85)	(9.0)%	(209)	(19.5)%
Total Wealth Management Segment Deposits	$9,477	$9,537	$9,718	$8,982	$8,888	$(60)	(0.6)%	$589	6.6%

					As of
End of Period Deposits by Percentage					6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Interest-free deposits					42.9%	43.2%	41.9%	42.0%	41.1%
Interest-bearing checking					19.4%	19.1%	20.0%	18.8%	19.2%
Savings					10.7%	10.4%	9.5%	9.4%	9.2%
Money market—domestic					23.4%	23.5%	24.3%	24.8%	25.1%
Low-cost deposits					96.4%	96.2%	95.7%	95.0%	94.6%
Time deposits					3.6%	3.8%	4.3%	5.0%	5.5%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Interest-free deposits	$56,595	$51,839	$50,532	$48,314	$44,382	4,756	9.2%	12,213	27.5%
Interest-bearing checking	25,044	24,171	22,940	22,098	21,755	873	3.6%	3,289	15.1%
Savings	13,914	12,340	11,374	10,935	10,152	1,574	12.8%	3,762	37.1%
Money market—domestic	30,762	29,425	29,312	29,146	27,870	1,337	4.5%	2,892	10.4%
Low-cost deposits	126,315	117,775	114,158	110,493	104,159	8,540	7.3%	22,156	21.3%
Time deposits	4,813	5,158	5,598	6,150	6,690	(345)	(6.7)%	(1,877)	(28.1)%
Total Customer Deposits	131,128	122,933	119,756	116,643	110,849	8,195	6.7%	20,279	18.3%
Corporate treasury time deposits	1	4	11	13	72	(3)	(75.0)%	(71)	(98.6)%
Corporate treasury other deposits	3	—	—	—	—	3	NM	3	NM
Total Deposits	$131,132	$122,937	$119,767	$116,656	$110,921	$8,195	6.7%	20,211	18.2%

	Average Balances
($ amounts in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Consumer Bank Segment	$78,200	$72,949	$69,912	$68,842	$65,722	5,251	7.2%	12,478	19.0%
Corporate Bank Segment	42,966	40,285	40,581	38,755	36,409	2,681	6.7%	6,557	18.0%
Wealth Management Segment	9,519	9,281	8,884	8,658	8,382	238	2.6%	1,137	13.6%
Other (1)	447	422	390	401	408	25	5.9%	39	9.6%
Total Deposits	$131,132	$122,937	$119,767	$116,656	$110,921	$8,195	6.7%	$20,211	18.2%

	Average Balances
($ amounts in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	2Q21 vs. 1Q21		2Q21 vs. 2Q20
Wealth Management - Private Wealth	$8,673	$8,442	$8,106	$7,723	$7,395	231	2.7%	1,278	17.3%
Wealth Management - Institutional Services	846	839	778	935	987	7	0.8%	(141)	(14.3)%
Total Wealth Management Segment Deposits	$9,519	$9,281	$8,884	$8,658	$8,382	$238	2.6%	$1,137	13.6%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Interest-free deposits	$54,230	$39,294	14,936	38.0%
Interest-bearing checking	24,610	20,514	4,096	20.0%
Savings	13,132	9,487	3,645	38.4%
Money market—domestic	30,097	26,510	3,587	13.5%
Low-cost deposits	122,069	95,805	26,264	27.4%
Time deposits	4,984	6,996	(2,012)	(28.8)%
Total Customer Deposits	127,053	102,801	24,252	23.6%
Corporate treasury time deposits	3	175	(172)	(98.3)%
Corporate treasury other deposits	1	320	(319)	(99.7)%
Total Deposits	$127,057	$103,296	$23,761	23.0%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Consumer Bank Segment	$75,589	$62,716	12,873	20.5%
Corporate Bank Segment	41,633	31,514	10,119	32.1%
Wealth Management Segment	9,401	8,228	1,173	14.3%
Other (1)	434	838	(404)	(48.2)%
Total Deposits	$127,057	$103,296	$23,761	23.0%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2021	2020	2021 vs. 2020
Wealth Management - Private Wealth	$8,558	$7,229	1,329	18.4%
Wealth Management - Institutional Services	843	999	(156)	(15.6)%
Total Wealth Management Segment Deposits	$9,401	$8,228	$1,173	14.3%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Reconciliation to GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Tangible Common Ratios
Shareholders’ equity (GAAP)		$18,252	$17,862	$18,111	$17,904	$17,602
Less:
Preferred stock (GAAP)		1,659	1,656	1,656	1,656	1,656
Intangible assets (GAAP)		5,289	5,295	5,312	5,316	5,330
Deferred tax liability related to intangibles (GAAP)		(96)	(96)	(106)	(105)	(103)
Tangible common shareholders’ equity (non-GAAP)	A	$11,400	$11,007	$11,249	$11,037	$10,719
Total assets (GAAP)		$155,610	$153,331	$147,389	$145,180	$144,070
Less:
Intangible assets (GAAP)		5,289	5,295	5,312	5,316	5,330
Deferred tax liability related to intangibles (GAAP)		(96)	(96)	(106)	(105)	(103)
Tangible assets (non-GAAP)	B	$150,417	$148,132	$142,183	$139,969	$138,843
Shares outstanding—end of quarter	C	955	961	960	960	960
Tangible common shareholders’ equity to tangible assets (non-GAAP)(1)	A/B	7.58%	7.43%	7.91%	7.88%	7.72%
Tangible common book value per share (non-GAAP)(1)	A/C	$11.94	$11.46	$11.71	$11.49	$11.16
_________
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of the ongoing COVID-19 pandemic, which has disrupted the global economy, has and could continue to adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. The pandemic could also result in goodwill impairment charges and the impairment of other financial and nonfinancial assets, and increase our cost of capital.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of changes in tax laws, including the effect of any future interpretations of existing tax law or any enactment of new domestic tax legislation and corporate tax rates, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the recent change in U.S. presidential administration and control of the U.S. Congress, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock or other regulatory capital instruments, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our pending acquisition of EnerBank and risks related to such acquisition including: the possibility that regulatory and other approvals and conditions are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; delays in closing the proposed transaction; expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes or might be less than projected; difficulties in integrating the business; and the inability of Regions to effectively cross-sell products to EnerBank's customers.
•The success of our marketing efforts in attracting and retaining customers.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2021 Earnings Release
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Other risks identified from time to time in reports that we file with the SEC.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the SEC.
Further, statements about the potential effects of the COVID-19 pandemic on our businesses, operations and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including any resurgences), actions taken by governmental authorities in response to the COVID-19 pandemic and their success, the effectiveness and degree of acceptance of any vaccines, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us.
The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.